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                                    MORTGAGE


         THIS MORTGAGE, made the 25th day of February, 1998 by USA DETERGENTS, INC., a corporation organized and existing under the laws of the State of Delaware, and duly authorized to do business in the State of New Jersey, located at 1735 Jersey Avenue, North Brunswick, New Jersey 08902 ("Mortgagor"), and PNC BANK, NATIONAL ASSOCIATION, having an office at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 ("Mortgagee").

                              W I T N E S S E T H:

         Mortgagor, intending to be legally bound and for the purpose of securing strict, absolute and unconditional payment and performance under certain Notes of even date herewith [as defined in an Amended and Restated Loan and Security Agreement (hereafter the "Loan Agreement") executed contemporaneously herewith], together with any amendments thereto, extensions or renewals thereof, or any substitutions or replacements therefore, with interest thereon, in the aggregate principal amount of Thirty-Five Million Nine Hundred Ninety-Seven Thousand Nine Hundred Eighty-Three Dollars and Sixteen Cents ($35,997,983.16) executed and delivered by Mortgagor to Mortgagee and payment and performance of any and all liabilities, debts and obligations of Mortgagor related thereto whether under any and all agreements now or hereafter entered into between Mortgagor and Mortgagee or otherwise, without limitations, and to secure performance of the covenants contained in this Mortgage does hereby give, grant, bargain, sell, release, transfer, alien, enfeoff, convey and confirm to Mortgagee, the lands, premises and property situate in the Township of North Brunswick, County of Middlesex and State of New Jersey, commonly known as 1600 U.S. Highway One North, North Brunswick, New Jersey, Block 143, Lot 18.3 on the Tax Map of the Township of North Brunswick, and more particularly described in Schedule "A" annexed hereto and made a part hereof. The loans from Mortgagee to Mortgagor which is evidenced by the Notes is hereinafter referred to as the "Loans". The documents evidencing and/or securing the Loans are hereinafter collectively referred to as the "Relevant Documents." Notwithstanding anything contained herein to the contrary, this Mortgage shall constitute a first mortgage lien on the Subject Premises (as hereinafter defined) securing the principal sum of $5,000,000.00, interest thereon and costs and expenses related thereto and a third mortgage lien on the Subject Premises securing the principal sum of $30,997,983.16, interest thereon and costs and expenses relating thereto, which third mortgage lien shall be subject and subordinate to that certain second mortgage (the "Second Mortgage") securing the principal sum of $4,000,000.00 and interest thereon granted to 101 Realty Associates, L.L.C., a New Jersey limited liability company ("101 Realty").

         TOGETHER with all and singular the present and future buildings and improvements thereon and the appurtenances thereto.

         AND TOGETHER with the buildings, streets, alleys, easements, passage ways, water, watercourses, rights, liberties, privileges, improvements, mineral rights, hereditaments and appurtenances whatsoever thereunto belonging or in any way appertaining, and the reversions and remainders.

         AND ALSO TOGETHER with any and all fixtures, machinery, equipment and other articles of real, personal or mixed property at any time attached to or situate or installed in or upon the above described real estate or the buildings and improvements now or hereafter erected


                                      -1-
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thereon, whether or not such real, personal or mixed property is or shall be affixed to the same, including, without limitations to things similar or dissimilar;

         All furniture, furnishings, floor coverings, household appliances, office equipment, and articles of interior decoration;

         All machinery, equipment, lifts, cranes, hoists, platforms;

         All cleaning, ventilating, refrigerating, vending, incinerating, waste disposal, conveyor, communications, alarm, fire prevention and fire extinguishing systems, apparatus and equipment;

         All passenger and freight elevators, escalators and machinery and equipment pertaining thereto;

         All pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces, and compressors;

         All heating, lighting, water, power, plumbing, gas-burning, air-conditioning and electrical fixtures, machinery and equipment of whatsoever kind and nature;

         All computers, disc drives, tape drives, modems, data lines, memory blanks, processors, and all hardware and software relating thereto;

         All additions thereto and accessions thereon; and

         All replacements thereof and substitutions therefor as well as the proceeds thereof, including, without limitation, proceeds of insurance and condemnation awards;

all of which are hereby declared and shall be deemed to be real estate fixtures, accessory to the freehold and a part of the reality. It being the intention of the parties, without limiting the generality of the foregoing, that the aforesaid indebtedness shall be secured, inter alia, upon the buildings and improvements erected on said real estate, fully furnished and equipped and that all articles of real, personal or mixed property, furniture and furnishings, machinery and equipment, necessary or useful for any purpose to which such buildings and improvements are now or hereafter put, which may at any time hereafter be in, on or about the premises, not limited to those enumerated herein (but excluding all consumable stores and all furniture, furnishings, appliances, trade fixtures, fixtures, and other personal property owned by tenants and installed for the purpose of their tenancies with right of removal at or before the expiration of the terms of their leases) as well as the proceeds thereof, shall be deemed to be a part of the security for said indebtedness and subject to the lien of this Mortgage. This Mortgage shall also constitute a security agreement under the Uniform Commercial Code, and Mortgagor grants and Mortgagee shall have and may enforce a security interest, to secure payment of all sums due or to become due to the Mortgagee, in any or all said fixtures, machinery, inventory, furniture, equipment, furnishings and other articles of real, personal or mixed property in addition to (but not in limitation of) the lien upon the same, as part of the reality, imposed by the foregoing provisions hereof, such security interest to attach at the earliest moment permitted by law and also to include and attach to all accounts, accounts receivable, contract rights, chattel paper, documents, instruments, goods and general intangibles of Mortgagor obtained in connection with or relating to the operation, construction and maintenance of the premises, or used or useable in connection therewith, including, without limitation, all plans, blueprints, surveys, operating manuals, diagrams, drawings, records, books, computer programs, computer tapes, discs, computer printouts, as well as any and all items of property in the foregoing classifications which are

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hereafter acquired and in all cash and non-cash proceeds thereof (including insurance proceeds) and proceeds of proceeds.

         AND ALSO TOGETHER, with all of the rents, issue, profits and proceeds of the premises, including without limitation all of the rents, issue, profits and proceeds of all of the foregoing. (All of the property, whether real, personal or mixed in which Mortgagor is granting a lien and/or security interest is referred to herein as the "Subject Premises").

         TO HAVE AND TO HOLD the said hereditaments and Subject Premises granted above, or intended to be so granted, with the appurtenances, unto the Mortgagee to and for the only proper use and behoof of the Mortgagee, forever.

         AND the Mortgagor does hereby covenant with Mortgagee that Mortgagor is lawfully seized of an indefeasible estate in fee simple in the Subject Premises; that Mortgagor is the sole legal and beneficial owner thereof and does not hold as straw party for or nominee of any other person, firm or corporation; that Mortgagor has good right and lawful authority to sell or mortgage the same; and that Mortgagor's title to the Subject Premises is free and clear of all liens and encumbrances and shall defend same against all willful claims whatsoever.

                  This Mortgage secures repayment of moneys due under the Notes and the other Relevant Documents. The Notes is also secured by any and all guaranty agreements heretofore or hereafter executed and delivered which assure payment and performance as therein specified of the obligations of the Mortgagor therein specified and such other monies as may be due from Mortgagor to Mortgagee now or hereafter as further set out below (collectively, the "Guaranty Agreement"). Each party to a Guaranty Agreement is hereinafter referred to as a "Guarantor". The original stated amount of the obligations secured hereby including the Notes is the total of the sums aforementioned including sums due or to become due in the future from Mortgagor to Mortgagee in connection with any of the foregoing, provided, however the dollar amount set forth herein is solely for the purposes of this Mortgage and shall not be construed as limiting or modifying the Guaranty Agreement in any way. This Mortgage contemplates future advances to Mortgagor and shall secure repayment of all monies due from Mortgagor to Mortgagee now or in the future whether due under this Mortgage, the Notes, the Loan Agreement (as defined herein), or any of the other Relevant Documents. In addition to the principal under the Notes, this Mortgage shall secure payment of interest under the Notes on the unpaid principal balance thereof (including interest at the Taxable Rate as set out in the Notes if this Mortgage secures repayment of the Loans the interest on which is exempt from federal taxation) from the date of the Notes until paid.

                  TAX IDENTIFICATION NUMBER. The tax identification number of the Mortgagor is 11-2935460.

                  FUTURE ADVANCES. THIS MORTGAGE SECURES FUTURE ADVANCES. This Mortgage shall also cover and be security for any other future advances that may be made in connection with the Loans (whether with or without obligation to do so) by Mortgagee to Mortgagor at any time or times hereafter whether or not any reference is made to this Mortgage at the time that such advances are made, including without limitation, any advances made by Mortgagee for the protection or preservation of the Subject Premises, or Mortgagee's lien position thereon, including any such advances made subsequent to the entry of foreclosure judgment. This Mortgage shall secure repayment of all monies due from Mortgagor to Mortgagee in connection with the Loans now or in the future even if such amounts exceed the aforementioned contemplated maximum amount secured hereby. Without limiting the generality of any other provision(s) hereof, this Mortgage shall also secure repayment of the unpaid balance


                                      -3-
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of advances made, with respect to the Subject Premises, for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Subject Premises or the lien of this Mortgage, expenses incurred by the Mortgagee by reason of default by the Mortgagor under this Mortgage or advances made under the Loan Agreement. The amount of all such Loans or advances shall be added to the principal indebtedness but shall bear interest and shall be repaid at the rate or rates specified in the Notes or other evidence(s) of indebtedness made in connection with such Loans or advances.

                  DEFAULT RATE. Upon the occurrence of an Event of Default (as defined herein), Mortgagee, at its sole option, may increase the interest rate due on all sums secured hereby to a rate of interest which is two percent (2%) above the interest rate specified in the Notes (the "Default Rate").

                  PROVIDED ALWAYS that, if Mortgagor shall pay to Mortgagee all sums due or to become due under the Notes, this Mortgage, the Loan Agreement, or any of the other Relevant Documents, and shall fully perform, comply with, and abide by each and every stipulation, agreement, condition, and covenant of this Mortgage, the Notes, the Loan Agreement, and the other Relevant Documents and shall pay all taxes, charges and assessments that may accrue on or be levied or assessed against the Subject Premises, and all costs and expenses that Mortgagee may be put to in collecting the indebtedness secured hereby, protecting the security hereof, and/or enforcing the covenants and promises of Mortgagor by foreclosure of this Mortgage or otherwise, including without limitation, attorneys' fees; that then and from thence forth, this Mortgage and the estate hereby granted shall cease and be null and void.

         1.       PAYMENT AND PERFORMANCE.

                  A. Payments shall be made at such office of Mortgagee as the Mortgagee shall direct in writing from time to time.

                  B. Mortgagor shall perform and comply with all of the agreements, conditions, covenants, provisions and stipulations contained herein, in the Notes, in the Loan Agreement, and in the other Relevant Documents. Such performance shall be at Mortgagor's sole cost.

                  C. A default by the Mortgagor under the Loan Agreement shall likewise be a default by the Mortgagor hereunder and under the Notes. The Loan Agreement, this Mortgage and the Notes are intended to supplement each other and, to the extent of any conflict among them, the provisions of the Loan Agreement shall prevail unless the giving of such priority to the provisions of the Loan Agreement would result in any lien against the Subject Premises becoming prior to the lien of this Mortgage as to all or any part of the indebtedness secured hereby theretofore or thereafter advanced by the Mortgagee.

                  D. Except as provided in paragraph 1C. hereof, if there is a conflict between the terms of this Mortgage and the Notes, the terms of this Mortgage shall prevail.

         2.       TAXES AND INSURANCE ESCROWS.

                  A. At the option of Mortgagee, whether or not an Event of Default (as defined herein) has occurred hereunder Mortgagor shall pay to Mortgagee, on the first day of each month, a sum determined by dividing the amount of all real estate taxes, water and sewer rents, assessments, ground rents, levies, liabilities, obligations and encumbrances (all as estimated

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by Mortgagee) of any and every nature assessed, imposed or charged on or against the Subject Premises or the owners or possessors thereof or which may, if not paid, be or become liens against the Subject Premises superior to the lien of this Mortgage (less all sums already paid on account thereof) by the number of months thereafter remaining before the first day of the last full calendar month prior to the month in which the last date on which such taxes and other charges may be paid without penalty or interest falls. Such sums shall be held by Mortgagee without interest to pay the said taxes and other charges as they become due and payable; provided however, that in the event of any Event of Default hereunder, Mortgagee may apply any and all sums held on account of the principal, interest or other sum payable hereunder in such priority as Mortgagee may determine.

                  B. At the option of Mortgagee, whether or not an Event of Default exists hereunder, Mortgagor shall also pay to Mortgagee on the first day of each month a sum determined by dividing the amount of premiums on all insurance required from time to time under the terms hereof (less all sums already paid on account thereof) by the number of months remaining before the first day of the month prior to the month in which such insurance premiums will be due. Such sums shall be held by Mortgagee without interest to pay the said insurance premiums as they become due and payable; provided, however, that if there exists an Event of Default hereunder, Mortgagee may apply any and all sums so held on account of the principal, interest, or other sums payable hereunder in such priority as Mortgagee may determine.

                  C. The options granted Mortgagee in Paragraph 2A and 2B hereof may be exercised at any time and from time to time by written notice to Mortgagor at its last known address in the manner provided herein for notices.

                  D. Mortgagor grants Mortgagee a lien on and security interest in any and all monies held by Mortgagee pursuant to Paragraphs 2A and 2B hereof.

         3. PAYMENT OF TAXES AND INSURANCES. During those periods that Mortgagee does not exercise the options granted in subparagraphs 2A and 2B hereof, or either of them, Mortgagor shall, without demand or notice:

                  A. Pay the items referred to in subparagraphs 2A and 2B hereof with respect to which Mortgagee has not exercised or is not then exercising its said option when and as they become due and payable, and

                  B. Furnish Mortgagee with proof of such payment acceptable to Mortgagee on or before the date they or any of them have become due and payable. Such proof to include, without limitation, copies of all tax returns, bills, receipts, notices, and assessments.

                  C. If Mortgagor fails to comply with the provisions of subparagraphs 3A and 3B hereof, in addition to all other remedies and rights of Mortgagee hereunder and at law, Mortgagee may, at its sole option and without being under any obligation to do so, advance sums from time to time in payment thereof. All monies so advanced and all monies expended by Mortgagee to obtain proof of payment of items referred to in subparagraphs 2A and 2B hereof, or the lack thereof and to facilitate promptly payment thereof shall immediately be due and payable by Mortgagor to Mortgagee and, if not repaid by Mortgagor, be added to and be deemed a part of the principal and the amount so added shall thereafter be fully secured by the lien of this Mortgage and shall bear interest at the Default Rate.



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         4.       INSURANCE/CASUALTY.

                  A. Mortgagor shall keep all buildings and improvements, now or hereafter erected on the Subject Premises, including all contents, equipment and inventory which are subject to the lien of this Mortgage or to the security interest granted herein, continuously insured against such loss or damage as Mortgagee may require in its sole discretion which policies shall contain mortgagee endorsement, loss payee and additional insured clauses satisfactory to Mortgagee. Without limiting the foregoing, Mortgagor shall maintain insurance policies, underwritten by property and casualty carriers with a "A/VII" or better rating according to the most recent A. M. Best Property & Casualty Insurance Guide, as follows unless Mortgagee specifically waives an insurance provision hereof in writing and such waiver refers specifically by number and type of insurance to the waived subparagraph below:

                           (1) Blanket "All-Risks" property insurance against physical loss or damage to the Subject Premises at Replacement Cost (no co- insurance) that includes coverage for improvements and betterments, Mortgagor's contents, equipment and inventory, in an amount not less than the greater of the original amount of the Notes. The deductible from any insured property loss shall not be more than $10,000;

                           (2) Business interruption, extra expenses, loss of rents and/or loss of rental value insurance in amounts equal to a minimum of six (6) months valuation as determined by Mortgagee;

                           (3) If the Subject Premises are in a flood plain or flood prone area in accordance with the Federal Flood Disaster Protection Act of 1973 (Public Law 93-234), as amended, flood insurance in such amounts as required under the act;

                           (4) Comprehensive general liability insurance for the Subject Premises, including adjoining streets, sidewalks, passageways and parking lots, on an occurrence policy form (not claims made) for the coverages of Premises/Operations, Bodily Injury and Property Damage, Products and Completed Operations, Contractual Liability,
                                    Personal/Advertising Injury with combined single limits per occurrence not less than $1,000,000 and Fire Damage Legal Liability of not less than $100,000. Such liability insurance policy shall name Mortgagee as an additional insured;

                           (5) Umbrella excess liability, following the form of comprehensive general liability and other related coverages required hereunder, with minimum per occurrence and annual aggregate limits of $5,000,000, if applicable;

                           (6) Statutory limits for worker's compensation insurance and minimum $500,000 for employer's liability insurance for all employees of Mortgagor engaged on or with respect to the Subject Premises. If Mortgagor engages independent contractors, then Mortgagor shall be solely responsible for verifying and maintaining any appropriate insurance as required by law or contract for the independent contractors;

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                           (7)      During the course of any construction or
                                    repair or improvement on the Subject
                                    Premises, builder's risk completed value insurance against "all risks" of physical loss, including collapse, testing, transit and equipment/supplies/materials coverages during construction of such improvements, in an amount not less than the greater of the original amount of the Notes, less the cost of land, as applicable. The policy deductibles shall not exceed $10,000. If applicable, such policy shall contain the "permission to occupy upon completion of work or occupancy" endorsement;

                           (8) Builder's risk liability in an amount satisfactory to Mortgagee;

                           (9) If appropriate for the Subject Premises, Boiler and machinery insurance covering without limitation pressure and refrigeration objects, mechanical objects, electrical objects, turbine objects and production machines, containing joint loss agreement and Business Interruption/Extra Expense or Loss of Rents endorsements, in an amount not less than fifty percent (50%) of the original amount of the Notes.

                           (10) Such other insurance, and in such amounts, as may be required from time to time by Mortgagee in its sole discretion against the same or other hazards and liabilities.

                  B. All insurance policies required of Mortgagor shall protect and be payable to Mortgagee as its interest may appear. Mortgagee shall have the right to collect, receive and receipt for any and all monies that may become payable and collectible upon such policy or policies in the name of the Mortgagor.

                  C. All policies of insurance required by the terms of Paragraphs 4A and 4B shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance and the further agreement of the insurer waving all rights of set off, counterclaim, or deductions against Mortgagor.

                  D. All policies of insurance required by the terms of Paragraphs 4A through 4C shall contain a standard mortgagee clause in favor of Mortgagee, not subject to contribution, and/or a loss payee clause, in form satisfactory to Mortgagee in its sole discretion.

                  E. Upon Mortgagee's request, Mortgagor shall furnish Mortgagee with a signed duplicate policy with respect to all insurance coverages specified in Paragraphs 4A through 4D. Mortgagor shall also furnish Mortgagee with a signed certificate of insurance for each policy setting forth the coverage, limits and sub-limits, deductibles, the name of the carrier, policy number and policy period dates. Within thirty (30) days of the expiration of such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of the renewal premiums and the issuance of a new policy continuing insurance in force as required by Mortgagee.

                  F. All insurance policies required in Paragraphs 4A through 4E, including policies for any amounts in excess of the required minimum limits and policies not specifically required by Mortgagee, shall be in form satisfactory to Mortgagee, shall be maintained in full

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force and effect, and are hereby assigned to Mortgagee, with premiums prepaid, as collateral security for payment of the indebtedness secured hereby, and shall contain a provision that such policies will not be cancelled or amended for reduction in limits or scope, without at least thirty (30) days prior and separate written notice to Mortgagee. For purposes of this Paragraph 4F a written notice to the named insured shall not constitute notice to Mortgagee. If for any reason whatsoever any insurance shall be unsatisfactory to Mortgagee, Mortgagor shall place new insurance on the Subject Premises, satisfactory to Mortgagee in its sole discretion.

                  G. All insurance specified in Paragraphs 4A through 4F shall be obtained and maintained at Mortgagor's sole cost. If Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the insurance required by this Mortgage, Mortgagee may procure such insurance or similar insurance covering Mortgagee's interest, and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor, the amount of all such premiums, together with interest thereon at the Default Rate, shall be secured by this Mortgage.

                  H. In the event of loss, Mortgagor will give immediate notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor and may negotiate settlement of any claims on behalf of Mortgagor. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact to endorse any draft therefor and to sign any and all proofs of claim, any release and all other documents relating thereto. Mortgagee shall have the right to retain and apply the proceeds of any such insurance at its sole option, to reduction of the indebtedness secured hereby or to restoration or repair of the damaged property. If Mortgagee elects, in its sole discretion, to permit Mortgagor to use the proceeds of insurance for either or both repair of and restoration of the Subject Premises, the funds and such other funds as Mortgagee shall require, from time to time, shall be deposited with Mortgagee and advanced for the payment of such repairing, or restoring, of the Subject Premises upon fulfillment, to the sole satisfaction of mortgagee, of the following conditions:

                           (1) Mortgagee shall have first approved the final plans and specifications for the repair or restoration of the damaged property, the contract for such repair or restoration, and the contractor who will perform such repair or restoration;

                           (2) Mortgagor shall have executed and delivered to Mortgagee an assignment of the aforementioned contract, which assignment shall be satisfactory, in form and substance to Mortgagee in Mortgagee's sole discretion;

                           (3) Such contractor shall have delivered to Mortgagee, prior to the commencement of any work or labor at the Subject Premises or the delivery of any materials or supplies to the Subject Premises such documentation as Mortgagee shall specify to evidence that the Contractor has not filed any liens or notice of unpaid balance and right to file lien or other form of notice related thereto under the New Jersey Construction Lien Law and/or any other applicable mechanics' lien law including, without limitation a filed waiver of lien from such parties as Mortgagee may designate if permitted by law;

                           (4) Mortgagee shall be satisfied, in its sole discretion, that the insurance proceeds and such other funds required to be deposited by Mortgagor with Mortgagee are sufficient to repair or restore the damaged property in accordance with the aforementioned final plans and specifications and that the restoration can be completed within a time period acceptable to Mortgagee;

                           (5) Prior to any disbursement, Mortgagor shall have satisfied Mortgagee, in Mortgagee's sole discretion, that the contractor is entitled to such disbursement for completed work done in accordance with the aforementioned plans and specifications and such work was performed in a workmanlike manner under the terms of the Mortgagor's contract with the contractor (or that Mortgagor has paid such contractor for completed work done in accordance with the plans and specifications and in a workmanlike manner under the terms of the Mortgagor's contract with the contractor and is entitled to reimbursement therefor) and that all persons, firms or corporations furnishing labor or materials for such work have been paid, or that arrangements satisfactory to Mortgagee, in its sole discretion, have been made for their payment;

                           (6) There is no Event of Default existing under this Mortgage; and

                           (7) No tenant shall have exercised a right to terminate its lease on account of the casualty or shall have had its lease terminated as a result of the casualty, and that Mortgagor has provided Mortgagee with an estoppel certificate from each tenant confirming that such tenant will not terminate its lease on account of the casualty.

                  Mortgagor shall pay Mortgagee's costs and a fee of 3% of the amounts of any proceeds disbursed to Mortgagor, which fee Mortgagee may deduct from the insurance proceeds or such other funds deposited with Mortgagee by Mortgagor. Any excess proceeds of insurance remaining after the completion of such restoration or reconstruction shall be used to repay any principal sums due under the Notes.

                  Notwithstanding anything contained herein to the contrary, Mortgagor may require Mortgagee to enter into a separate written agreement which shall include the aforementioned requirements and such other provisions as shall be required by Mortgagee in its sole discretion, before Mortgagee disburses any insurance proceeds for repair or restoration.

                  I. In the event of any default hereunder resulting in the divestiture of Mortgagor's title to the Subject Premises, or to any contents, equipment and inventory subject to this Mortgage, all insurance policies outlined in Paragraphs 4A through 4H shall automatically and without notice, be and become sole property of the Mortgagee as of the date of such default and the Mortgagee shall not be required to grant to Mortgagor any credit against the indebtedness secured hereby on account of prepaid premiums, if any. Mortgagee is hereby irrevocably authorized to make, execute, acknowledge and deliver any documents of transfer for Mortgagor in Mortgagor's name with the same force and effect as though same had been made by Mortgagor and for that purpose, Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact.

         5. MAINTENANCE OF SUBJECT PREMISES. Mortgagor shall keep the Subject Premises and the buildings and improvements now or hereafter erected and installed thereon, as well as the contents thereof subject to the lien hereof or to financing statements filed in connection with the Loans secured hereby or necessary for the maintenance or operation of such buildings and improvements, in good condition and repair and shall not remove, demolish or materially alter or in any way decrease the value of the said buildings, improvements, or the Subject Premises or the contents thereof, or commit or suffer waste with respect thereto. Mortgagor shall comply with all laws, rules, regulations and ordinances of any lawful authority which may now or hereafter be applicable to the Subject Premises. Mortgagor shall not take or permit any action with respect to the Subject Premises, buildings or improvements or the contents thereof which will in any manner impair the security of this Mortgage.

         6. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default") hereunder:

                  A. Failure of Mortgagor to pay any sum whether for principal, interest, fees, costs or otherwise when and as due under the Notes, the Loan Agreement, this Mortgage or any of the other Relevant Documents, or under any other agreement with the Mortgagee;

                  B. Mortgagor's or any Guarantor's failure to perform or observe any covenant, term or condition under the Loan Agreement or any of the Relevant Documents, and such default is not cured within three (3) business days following written notification of such violation.

                  C. Any other default on any of the Obligations (as hereinafter defined) or under any of the Relevant Documents occurs, or any default occurs under any indebtedness or other obligation of Mortgagor, or of any Guarantor of any of the Obligations, to any third party which in the aggregate exceeds One Hundred Thousand Dollars, entitling such third party to declare such indebtedness or other obligation due prior to its date of maturity;

                  D. False Representation or Warranty. Any representation, warranty or statement contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral (as defined in the Loan Agreement) or under this Mortgage, or any of the transactions contemplated thereby, proves to have been incorrect in any material respect when made;

                  E. Mortgagor ceases to do business as a going concern;

                  F. There occurs any material and adverse change in the condition or affairs, financial or otherwise, of Mortgagor or of any endorser, guarantor or surety for any of the Obligations (as hereinafter defined), which in the reasonable opinion of Lender impairs Lender's security or increases its risks;

                  G. At any time Uri Evan ceases to be Chief Executive Officer or otherwise actively involved in the daily management of Mortgagor.

                  H. Mortgagor takes any action to authorize its liquidation or dissolution;

                  I. Mortgagor (i) becomes unable or fails to pay its debts generally as they become due, (ii) admits in writing its inability to pay its debts, or (iii) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale;

                  J. Any proceeding is instituted by or against Mortgagor (i) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or
(ii) seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Mortgagor takes any action to authorize or consent to any action described in this paragraph and not stayed or dismissed within sixty (60) days.

                  K. One or more judgments or orders for the payment of money exceeding $100,000.00 in the aggregate are rendered against Mortgagor, and any such judgment(s) or order(s) continues unsatisfied and not effectively stayed for a period of thirty (30) consecutive days;

                  L. Any substantial part of the assets of Mortgagor becomes subject to attachment, execution, levy or like process which shall not have been effectively stayed;

                  M. Any governmental agency, or other entity with power to do so, commences proceedings to condemn, seizes or expropriates assets of Mortgagor (unless Mortgagor obtains an injunction against such actions within thirty (30) days from the date of their commencement) necessary for the conduct of Mortgagor's business as conducted on the date of this Mortgage, without material change, or Mortgagor abandons such assets or suspends operation thereof for a period of thirty (30) consecutive days;

                  N. With respect to any Plan (as defined in Section 4.17 of the Loan Agreement), there occurs or exists any of the events or conditions described in the following clauses (i) through (viii) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject Mortgagor to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Mortgagor: (i) a reportable event as defined in Section 4043 of ERISA, (ii) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (iii) termination of the Plan or filing of notice of intention to terminate, (iv) institution of the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (v) complete or partial withdrawal from a multi-employer Plan, or the reorganization, insolvency or termination of a multi-employer Plan, (vi) an accumulated funding deficiency within the meaning of ERISA, (vii) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or
(viii) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation; or

                  O. Any guaranty of any of the Obligations ceases to be effective or any Guarantor denies liability thereunder.


                  P. The rendering by any court of last resort of a decision that any undertaking by Mortgagor as herein provided to pay any tax, assessment, levy, liability, obligation, or encumbrance is legally inoperative or cannot be enforced, or the passage of any law changing in any way or respect the laws now in force for the taxation of mortgages or debts secured thereby for any purpose or the manner of election of any such tax, so as to affect this Mortgage or the debt secured hereby, unless Mortgagor pays such tax in accordance with the provisions of Paragraph 17 hereof;

         7.  INSPECTION AND APPRAISALS.

                  A. Mortgagee and its representatives shall have and hereby are granted the right and option to enter upon and inspect the Subject Premises and all books, records and workpapers of Mortgagor at any reasonable time and from time to time at such frequency as Mortgagee deems prudent. Mortgagee may select an architect, engineer and/or other qualified party to inspect the Subject Premises. All costs associated with such inspection shall be the responsibility of Mortgagor. Mortgagor shall fully cooperate in allowing, from time to time such examinations, tests, inspections and reviews of the Subject Premises (collectively, "Examinations and Tests") that Mortgagee, in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems. Mortgagee expressly reserves the right to conduct Examinations and Tests, including but not limited to, a geohydrologic survey of soil and subsurface conditions, and such other inspections, and reviews of the Subject Premises as Mortgagee in its sole and absolute discretion may determine to be desirable. Examinations and Tests shall be for Mortgagee's protection only and shall not constitute any assumption of responsibility for the condition, construction, maintenance or operation of the Subject Premises, nor approval by Mortgagee of any information given to Mortgagee, nor relieve Mortgagor of any of its obligations. Mortgagee shall have no obligation to notify Mortgagor of the results of any Examinations and Tests, and Mortgagee's failure to notify Mortgagor of any default after Examinations and Tests shall not constitute a waiver of any default then existing.

                  B. Mortgagee may, from time to time, in its sole discretion, but no more frequently than one per year, order an updated appraisal of the Subject Premises to confirm the value of its remaining collateral, which appraisal shall be in form and substance satisfactory to Mortgagee, in its reasonable discretion, and shall be prepared by an appraiser selected by Mortgagee, in its reasonable discretion. Such appraisal shall be prepared at the sole cost of Mortgagor. Together with its notification to Mortgagor of its request for such an appraisal, Mortgagee shall advise Mortgagor of the cost of such appraisal and Mortgagor shall deposit with Mortgagee the cost of the appraisal as fixed by the appraiser selected by Mortgagee within fifteen (15) days after Mortgagee has advised Mortgagor of such cost. If Mortgagor does not deposit the cost of such appraisal with Mortgagee within said fifteen (15) day period, Mortgagee may, at its sole discretion, add the cost of such appraisal to the principal balance of the Notes without liability and shall be released by Mortgagor of any and all claims relating thereto.

         8.       REQUIRED FINANCIAL INFORMATION.

                  A. Mortgagor shall furnish and cause each Guarantor and each Related Entity (as defined in the Loan Agreement) to furnish to Mortgagee, financial statements in accordance with the requirements of the Loan Agreement.

                  B. All information, reports and other papers and data furnished to Mortgagee are or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Mortgagee a true and accurate knowledge of the subject matter. There are no material liabilities of any kind of Mortgagor as of the date of the most recent financial statements provided to Mortgagee which are not reflected therein.

         9.  CONDEMNATION.

                  A. Any and all rewards heretofore or hereafter made by any governmental or quasi-governmental authority relating to the Subject Premises including, without limitation, any award or awards for a taking of title to, possession of, or any interest in the Subject Premises or any part thereof, or for any change of grade or streets or interference with access affecting the

Subject Premises and all awards receivable for any other damage sustained by Mortgagor or the Subject Premises or any part thereof are hereby irrevocably assigned, absolutely and unconditionally, to Mortgagee.

                  B. Mortgagee, at its option, is hereby irrevocably authorized, directed and empowered to collect and receive the proceeds of all such awards from the authorities making the same and to give proper receipts and acquittances therefor and to apply the same, in such priority as Mortgagee shall determine, to the amount owing on account of the debt secured hereby (notwithstanding the fact that the amount owing on account of the debt secured hereby may not be, then due and payable) and/or any other sums due, by Mortgagor to Mortgagee hereunder. Mortgagor shall, upon demand by Mortgagee, make, execute, acknowledge and deliver any and all assignments and other instruments and take such action as may be necessary to assign such awards to Mortgagee free, clear, and discharged of any and all encumbrances of any kind and nature whatsoever. In the event Mortgagor shall fail to make, execute, acknowledge or deliver any and all assignments or other instruments as aforesaid, Mortgagee may do so in the name of Mortgagor with the same full force and effect as though such documents were, in fact, made, executed, acknowledged and delivered by Mortgagor and, for that purpose, Mortgagee is hereby irrevocably appointed Mortgagor's attorney- in-fact. In the event Mortgagee deems it appropriate, Mortgagee may, at Mortgagor's sole cost, appeal the amount of any such award. The cost of such appeal shall be payable upon demand, shall be secured by the lien hereof; and shall bear interest at the highest rate set out in the Notes until payment in full of the amounts due to Mortgagee has been made.

                  C. If prior to the receipt of such proceeds by Mortgagee, the Subject Premises shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the proceeds to the extent of: (1) any deficiency found to be due to Mortgagee in connection with the foreclosure sale, with interest at the Default Rate thereon, and (2) attorneys' fees, costs, and disbursements incurred by Mortgagee in connection with collection of the proceeds and proceedings to establish the deficiency.

         10.      REMEDIES.

                  A. Upon the occurrence of any Event of Default by Mortgagor hereunder or under the Notes or the Relevant Documents, Mortgagee may forthwith and without notice or demand exercise all rights and remedies provided in this Mortgage and/or which may be available to Mortgagee by law or in equity and all such rights and remedies shall be cumulative and concurrent and may be pursued singularly, successively or together, at Mortgagee's sole option, and may be exercised as often as occasion therefor shall occur. Upon the existence of an Event of Default as aforesaid, Mortgagee may, inter alia, notwithstanding anything to the contrary contained herein:

                           (1) Declare the entire principal amount secured hereby immediately due and payable; and/or

                           (2) Take possession of the Subject Premises, buildings, and improvements and the contents thereof and all other security for payments to Mortgagee hereunder without the necessity of foreclosing or other legal action and may change locks if necessary to gain entry or secure the Subject Premises, without the same being a trespass; and

                                            (a)      hold, manage, operate and
                                                     lease the same to
                                                     Mortgagor or any other
                                                     person, firm or
                                                     corporation on such terms
                                                     and for such periods of
                                                     time as Mortgagee may deem
                                                     proper, and the provisions
                                                     of any lease made by
                                                     Mortgagee pursuant hereto
                                                     shall be valid and binding
                                                     upon Mortgagor
                                                     notwithstanding the fact
                                                     that Mortgagee's right of
                                                     possession may terminate
                                                     or this Mortgage may be
                                                     satisfied of record prior
                                                     to the expiration of the
                                                     term of such lease.

                                            (b)      have all remedies under
                                                     Part 5 of Article 9 of The
                                                     Uniform Commercial Code of
                                                     the state in which the
                                                     Subject Premises are
                                                     situated and, in
                                                     connection therewith,
                                                     Mortgagor agrees that not
                                                     less than (3) days' notice
                                                     of sale is commercially
                                                     reasonable notice:

                                            (c)      make such alterations,
                                                     additions, improvements,
                                                     renovations, repairs, and
                                                     replacements thereto as
                                                     Mortgagee may deem proper,
                                                     including remodeling to
                                                     make the same more readily
                                                     rentable, useable, and/or
                                                     available in whole or in
                                                     part for commercial,
                                                     residential, and/or
                                                     industrial purposes,

                                            (d)      demolish all or any part
                                                     of the buildings and
                                                     improvements now or
                                                     hereafter erected or
                                                     situate upon the Subject
                                                     Premises which, in the
                                                     sole judgment of
                                                     Mortgagee, may be in
                                                     unsafe conditions and
                                                     dangerous to life or
                                                     property; and/or

                                            (e)      collect the rents, issues,
                                                     and profits (hereinafter
                                                     collectively referred to
                                                     as "rents") arising from
                                                     the Subject Premises and
                                                     the buildings and
                                                     improvements thereon, past
                                                     due and thereafter
                                                     becoming due, and apply
                                                     the same, in such order of
                                                     priority as Mortgagee may
                                                     determine, to the payment
                                                     of all charges and
                                                     commissions incidental to
                                                     the collection thereof and
                                                     the management and
                                                     maintenance of the Subject
                                                     Premises, the buildings
                                                     and improvements thereon,
                                                     and the contents thereof
                                                     and to the payment of all
                                                     sums required to be paid
                                                     by the Mortgagor
                                                     hereunder, as more fully
                                                     described in Paragraph 14
                                                     hereof.



                                    (3)     File forthwith a complaint in
                                            mortgage foreclosure or any other
                                            foreclosure proceeding upon this
                                            Mortgage and proceed thereon to
                                            judgment and execution for the
                                            recovery of the whole of the
                                            principal debt, or any unpaid
                                            balance thereof and all interest
                                            due thereon and other sums due
                                            hereunder, together with reasonable
                                            attorneys' fees for collection,
                                            besides costs of suit, and all
                                            expenses of paying taxes, water
                                            rents, assessments, and charges,
                                            and effecting
                                            insurance, repairs, and compliance
                                            with the terms of the Mortgage,
                                            with interest thereon, without
                                            further stay, any law, usage
                                            or custom to the contrary
                                            notwithstanding.

                                    (4)     Bring an appropriate action at any
                                            time and from time to time to
                                            recover any sums required to be
                                            paid by Mortgagor under the terms
                                            of this Mortgage, as they become
                                            due, without regard to whether or
                                            not the principal indebtedness or
                                            any other sums secured by this
                                            Mortgage shall be due, and without
                                            prejudice to the right of Mortgagee
                                            thereafter to bring an action of
                                            mortgage foreclosure, or any other
                                            action, for any Event of Default
                                            committed or suffered by Mortgagor
                                            existing at the time earlier action
                                            was commenced.

                                    (5)     Institute and maintain at any time
                                            and from time to time any suits and
                                            proceedings as Mortgagee may deem
                                            advisable;

                                            (a)      to prevent any impairment
                                                     of the security of the
                                                     Subject Premises by any
                                                     acts which may be unlawful
                                                     or any violation of this
                                                     Mortgage,

                                            (b)      to preserve or protect its
                                                     interest in the Subject
                                                     Premises, and

                                            (c)      to restrain the
                                                     enforcement of or
                                                     compliance with any
                                                     legislation or other
                                                     governmental enactment,
                                                     rule or order that may be
                                                     unconstitutional or
                                                     otherwise invalid, if the
                                                     enforcement of or
                                                     compliance with such
                                                     enactment, rule or order
                                                     might impair the security
                                                     hereunder or be
                                                     prejudicial to Mortgagee's
                                                     interest.

                                    (6)     At its option, advance and pay any
                                            sum of money that, in the judgment
                                            of Mortgagee, may be necessary to
                                            perfect the title of the Subject
                                            Premises in Mortgagor; or to
                                            preserve the security intended to
                                            be given by this Mortgage and by
                                            the assignment of leases given by
                                            Mortgagor to Mortgagee; or to
                                            satisfy any tax, imposition or
                                            charge levied upon the debt for
                                            which this Mortgage is given as
                                            security.

                                    (7)     Institute and to prosecute to final
                                            determination or settlement an
                                            appeal of any real estate tax
                                            assessment or other lien or
                                            assessment on the Subject Premises,
                                            or take any other appropriate
                                            proceedings in the name of
                                            Mortgagee or Mortgagor in
                                            connection therewith. Mortgagee is
                                            hereby appointed as
                                            attorney-in-fact for Mortgagor, for
                                            such purposes, which appointment is
                                            irrevocable (said appointment being
                                            coupled with an interest). If such
                                            an appeal or other proceeding is
                                            taken, the expenses thereof,
                                            including counsel fees, shall be
                                            payable by Mortgagor to Mortgagee
                                            upon demand and such sums shall
                                            be secured by this Mortgage.
                                            Mortgagee shall have the right to
                                            take such action regardless of
                                            whether Mortgagor has instituted
                                            its own action(s). In the event
                                            both Mortgagor and Mortgagee have
                                            instituted actions, the Mortgagee
                                            shall have the sole right to
                                            determine which action shall
                                            proceed; and if Mortgagee elects to
                                            proceed with its action, Mortgagor
                                            shall withdraw and terminate any
                                            procedures Mortgagor has commenced.
                                            Mortgagee shall have no liability
                                            related to any such actions,
                                            including liability for any
                                            increase of taxes that may result
                                            therefrom, and Mortgagor waives any
                                            claims, actions or other rights
                                            that it may have against Mortgagee
                                            in such connection.

                  B. All delinquent payments hereunder and all monies advanced by Mortgagee as a result of the occurrence of an Event of Default hereunder or for any other purpose authorized in this Mortgage, in the Notes, in the Loan Agreement, or in any of the other Relevant Documents shall be repaid to Mortgagee with interest at the Default Rate from the date advanced by Mortgagee, until such time as said sums are paid, including, without limitation, the period following entry of any judgment, shall without demand be repaid by Mortgagor to Mortgagee, and, if not repaid immediately, shall bear interest at the rate aforesaid, and the sum due shall be secured by the lien hereof.

                  C. Mortgagee, without regard to the value or occupancy of the security or the solvency of Mortgagor, shall be entitled as a matter of right, if it so elects, to the appointment of a receiver to enter upon and take possession of the Subject Premises and to collect all rents, revenues, issues, income, products, and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the state where the Subject Premises are located and such other powers as the court making such appointment shall confer. The expenses, including, without limitation, receiver's fees, attorneys' fees, court costs, and agent's compensation, incurred pursuant to the powers herein contained shall be secured by the lien of this Mortgage. The right of a receiver to enter and take possession of and to manage and operate the Subject Premises, and to collect the rents, issues and profits thereof shall be cumulative to any other rights or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Mortgagee.

                  D. In the event Mortgagee shall refer the Notes, the Loan Agreement, this Mortgage, or any of the other Relevant Documents to counsel because of or in connection with any default thereunder or hereunder or because any action or proceeding is instituted by or against Mortgagee or others, or threatened affecting the Subject Premises or the title thereto or Mortgagee's interest hereunder in the Notes, in the Loan Agreement, or in any of the other Relevant Documents whether or not Mortgagee is or becomes a party thereto or for any other reason whatsoever, Mortgagor shall reimburse Mortgagee for all attorneys' fees and costs incurred in connection therewith, whether or not suit is in fact commenced and whether or not an Event of Default exists or is declared hereunder, under the Notes, under the Loan Agreement, or under any of the other Relevant Documents. Such reimbursement shall be due and payable immediately upon demand and the amount thereof shall be secured by the lien hereof and shall bear interest at the Default Rate until paid.

                  E. Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Notes, this Mortgage, the Loan Agreement, any of the other Relevant

Documents, or pursuant to any other judicial proceedings under this Mortgage, the Notes, the Loan Agreement, or any of the other Relevant Documents, may be sold in one parcel as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect. Upon any such foreclosure sale, Mortgagee may bid for and purchase the Subject Premises and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such Subject Premises in its own absolute right without further accountability. Mortgagee is hereby irrevocably authorized, at its option, to conduct any such sale subject to the rights of any tenants of the Subject Premises, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby. All remedies provided Mortgagee under this Mortgage or otherwise shall survive the consummation of any foreclosure sale.

                  F. Any failure by Mortgagee to insist upon strict performance by Mortgagor of the Notes, this Mortgage, the Loan Agreement, or any of the other Relevant Documents, shall not be deemed to be a waiver thereof, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor. Any waiver by Mortgagee of any breach by Mortgagor of any term, covenant, agreement, or condition contained herein shall not be valid unless in writing signed by an officer of Mortgagee, and such waiver shall not affect the right of Mortgagee thereafter to exercise all rights or remedies set forth herein or available at law or in equity on account of a subsequent Event of Default hereunder.

                  G. The grant of an extension or extensions of time by the Mortgagee with respect to the performance of any provision of this Mortgage, the Notes, the Loan Agreement, or any of the other Relevant Documents on the part of the Mortgagor to be performed, or taking of any additional security, or the release of any security, or the waiver of the Mortgagee or failure by the Mortgagee to enforce any provision of this Mortgage, the Notes, the Loan Agreement or any of the other Relevant Documents, or to declare a default with respect thereto, shall not operate as a waiver of any subsequent default or defaults or affect the right of the Mortgagee thereafter to exercise all rights or remedies stipulated herein and therein on account of such default or any subsequent default or defaults.

         11.  MORTGAGOR'S WAIVERS.   Mortgagor hereby irrevocably waives and
forever releases:

                  A. All errors, defects, and imperfections in any proceeding instituted by Mortgagee under the Notes, this Mortgage, the Loan Agreement, or any of the other Relevant Documents;

                  B. All benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Subject Premises, or any part of the proceeds arising from any sale thereof, from attachment, levy, or sale on execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and

                  C. Unless specifically required herein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise of any option under the Notes, this Mortgage, the Loan Agreement, or any of the other Relevant Documents, or any other documents, instruments, agreements, guarantees, or other writings executed or delivered in connection herewith or in connection with the Obligations (as hereinafter defined) secured hereby.

         12.      NO TRANSFER OR LIENS.

                  A. If all or any part of the Subject Premises or any interest therein, or any interest in a corporation or partnership or other entity owning any interest in the Subject Premises, or in any Guarantor, is sold, transferred or changed ("Prohibited Change") without Mortgagee's written consent, Mortgagee may at Mortgagee's option, declare all sums secured by this Mortgage to be immediately due and payable. Such Prohibited Change shall include, without limitation:

                           (1)      changes in the equitable title or
                                    beneficial ownership of the Subject
                                    Premises, whether or not recorded,
                                    including without limitation, entering into an installment sale agreement with respect to the Subject Premises.

                           (2) voluntary or involuntary transfers of any freehold interest in the Subject Premises, whether by operation of law or otherwise.

                           (3) transfer of a beneficial interest in the Subject Premises for which a straw party is acting as nominal title holder or agent.

                           (4) transfer by an installment purchaser purchasing the Subject Premises from an industrial development authority of such installment purchaser's interest in the Subject Premises.

                           (5) transfer of any of the existing stock or issuance of new stock or the transfer or issuance of any other interest in a corporation, or transfer of any partnership interest in a partnership, or transfer of any member or manager interest in any limited liability company, or the transfer of any interest in any other entity which is Mortgagor or a Guarantor.

                           (6) transfer of any stock or of any other interest in a corporation, partnership, limited liability company or other entity which holds such leasehold interest in the Subject Premises, or

                           (7) transfer or termination of a leasehold interest in the Subject Premises which leasehold interest is held by an entity in which Mortgagor has any interest directly or indirectly, beneficially or legally.

Such Prohibited Change shall not include a transfer or change by devise, descent, or operation of law upon the death of a joint tenant, partner or shareholder unless the death is of Mortgagor or of a principal of Mortgagor or an individual Guarantor or a principal of an entity which is the Mortgagor or a Guarantor in which event such death shall constitute an Event of Default unless Mortgagee is provided with a substitute Mortgagor or Guarantor or alternative collateral satisfactory to Mortgagee in its sole discretion within ninety (90) days after such death. The Mortgagor shall immediately give notice of any such Prohibited Change to the Mortgagee by registered or certified mail. As used in this Paragraph 12 the term "transfer" shall be deemed to mean and refer to any transfer, encumbrance, sale, pledge, assignment or conveyance of the interest or item in question.

                  B. Mortgagor shall not create or cause to permit to exist any lien on, or security interest in the Subject Premises or any portion thereof, whether junior or senior to the lien of this Mortgage, except that Mortgagor shall be permitted to grant the Second Mortgage in favor of 101 Realty to secure the maximum principal sum of $4,000,000.00 and accrued interest thereon. Any violation of the foregoing limitation, except as otherwise provided in this Paragraph, at the option of Mortgagee, shall be deemed an Event of Default hereunder. If any mechanic's, materialman's or construction lien or notice of unpaid balance and right to file lien or other claim of mechanic's, materialman's or construction lien shall be filed against the Subject Premises or any portion thereof or any interest therein by reason of work, labor, services, or materials supplied or claimed to have been supplied, and if such mechanic's, materialman's or construction lien or claim of mechanic's, materialman's or construction lien or notice is not fully and finally released against the Subject Premises within fifteen (15) days after such lien, notice or claim of lien shall have been filed, then Mortgagee, at its option, may (a) pay and discharge the lien or other item so filed, in which case any sum which Mortgagee shall have so advanced in connection therewith shall be due immediately from Mortgagor to Mortgagee, shall be secured hereby, and shall bear interest at the Default Rate from the date of payment by Mortgagee until the date of repayment, and Mortgagee shall be subrogated to any rights, equities and liens so discharged; and/or (b) treat such occurrence as an Event of Default hereunder.

         13. ACTIONS AGAINST MORTGAGEE. If the Mortgagee shall become a party to any proceedings, whatsoever, including condemnation proceedings instituted by any party authorized by law to file same, by reason of its status as Mortgagee herein, whether to protect its security or otherwise, all expenses incurred by it in connection therewith, including attorney's fees, shall be added to and become a part of the principal indebtedness secured hereby and shall be immediately due and payable. All sums so advanced by the Mortgagee shall bear interest at the Default Rate and shall be secured by the lien hereof.

         14.  ASSIGNMENT OF RENTS, ISSUES AND PROFITS.

                  A. Mortgagor does hereby irrevocably assign and set over unto Mortgagee all right, title and interest of Mortgagor in any and all leases, licenses or other grants of right to use the Subject Premises or any portion thereof, now existing or hereafter entered into and all rents, issues and profits of and from the Subject Premises as additional security for the indebtedness and other items hereby secured, for the purpose of keeping said Subject Premises, buildings and improvements and/or the contents thereof in proper order and repair, and for the purpose of protecting the security of Mortgagee, and Mortgagee is hereby given a prior and continuing lien thereon. Mortgagor does hereby irrevocably appoint Mortgagee and/or its attorney or agent to collect said rents, without suit, and apply the same, less all expenses of collection, to the said indebtedness, to management, maintenance and repair of the Subject Premises and the contents thereof, and to protecting the security of Mortgagee in such manner as Mortgagee may elect; provided, however, that until there occurs an Event of Default under the terms of this Mortgage, Mortgagor may continue to collect and enjoy the current rents without accountability to Mortgagee. During any period that Mortgagee collects rents pursuant to this paragraph, Mortgagee shall be entitled to retain ten percent (10%) of such rents in payment for the services of the Mortgagee in relation to the Subject Premises, which sum Mortgagor agrees is a fair and reasonable charge. The taking of possession and collection of rents by Mortgagee as aforesaid shall not be construed to be an affirmation of or acceptance of any attornment with respect to any lease of the Subject Premises or any part thereof. Mortgagee or any other purchaser at any foreclosure sale may (if otherwise entitled to do so) exercise the right to terminate any such lease as though such taking of possession and collection of rents had not occurred. Mortgagee shall be liable to account only for such rents, issues, and profits as are actually received by Mortgagee.

                  B. In connection with the foregoing, Mortgagor hereby irrevocably authorizes Mortgagee to endorse Mortgagor's name on checks, bank drafts, and other instruments received in payment of the rents. Mortgagee may notify the United States Postal Service to deliver to Mortgagee all mail addressed to Mortgagor and Mortgagee may take possession of and open any mail addressed to Mortgagor whether on the Subject Premises or elsewhere, in order to effect collection of rents and to remove, collect and apply all payments therein contained. This Mortgage shall be sufficient to authorize the United States Postal Service, its agents, servants and employees, subagents, subcontractors and independent contractors of and for the delivery of Mortgagor's mail to Mortgagee. This assignment of rents and these powers of attorney are coupled with an interest; shall be in addition to all other remedies herein and by law provided for upon an Event of Default; and may be put into effect independently of or concurrently with any or all of said remedies. No liability shall attach to Mortgagee for failure, refusal or inability to collect any rents herein assigned, for the manner of collection thereof or for the failure on the part of Mortgagee to perform any of Mortgagor's obligations as landlord under any existing or future lease. This assignment, lien and power of attorney shall apply to all rents heretofore or hereafter accruing from present and future leases and renewals thereof of all or any part of the Subject Premises or the buildings and improvements thereon.

         15.  LEASES.

                  A. Any default by Mortgagor or any successor in interest of Mortgagor under the terms of any lease of all or any part of the Subject Premises or the buildings and improvements thereon shall constitute an Event of Default hereunder, under the Notes, the Loan Agreement, or any of the other Relevant Documents, entitling Mortgagee to exercise all the rights granted to it herein, therein and by law.

                  B. Mortgagor shall send to Mortgagee, immediately upon receipt thereof by Mortgagor, in writing in the manner provided herein for notices, a true copy of any notice received by it from any tenant which alleges a default by Mortgagor, as landlord, under any such lease and shall send to Mortgagee, in writing, in the manner provided herein for notices, copies of all notices of default sent to tenants of the Subject Premises.

                  C. Mortgagor or any successor in interest of Mortgagor shall include provisions in all leases of the Subject Premises or any part thereof or any interest therein or the buildings and improvements thereon or any part thereof or any interest therein requiring lessees under any such leases to send to Mortgagee a true copy of any notice sent to Mortgagor alleging a default under any such lease. Such notice shall be sent in the manner provided herein for notices. Mortgagor shall include provisions in all such leases granting Mortgagee a period of sixty (60) days from the receipt of such notice in which to cure any such default before such lessee may terminate its lease.

                  D. Mortgagor shall not accept any prepayment of any rent payments under any leases of the Subject Premises or the buildings and improvements thereon more than fifteen (15) days in advance of the due date of such payment except with the prior written approval of Mortgagee.

                  E. In the event of Mortgagor's breach of any covenant in any lease to which the Subject Premises or the buildings and improvements thereon or any part thereof may, from time to time, be subject or of Mortgagor's breach of any covenant in any assignment of any such lease and irrespective of whether Mortgagee accelerates the maturity of the indebtedness secured hereby in accordance herewith and in addition to, and without limitation on, any other rights granted to Mortgagee hereunder, Mortgagee may at its option, without notice, take such action as it deems necessary or appropriate to correct any such default, including exercise of the right hereby granted to enter upon and take possession of the Subject Premises and the buildings and improvements thereon or any part thereof. Any and all costs, charges, fees or expenses, including, without limitation, attorney's fees, incurred by Mortgagee in connection with the taking of such corrective action pursuant to the powers herein contained shall be secured hereby and shall bear interest at the Default Rate until paid.

                  F. Mortgagor shall furnish to Mortgagee an executed original of each lease, amendment, extension, or renewal within (5) days after the date of execution thereof. All leases, now or hereafter executed, shall be and remain subject and subordinate to this Mortgage, Mortgagee shall have the right, at its sole option, to pre-approve all leases and any amendment, extension or renewal thereof, the form of such leases and credit of tenants under such leases, and no lease shall be effective unless Mortgagee approves such lease in advance or waives in writing, its rights to approve such lease.

         16.      SECURITY INTEREST.

                  A. Mortgagor shall not replace or supplement any furniture, furnishings, machinery or equipment now or hereafter installed or located on the Subject Premises with any other furniture, furnishings, machinery, or equipment which is subject to a security interest of any type without the prior written consent of Mortgagee. Any default by Mortgagor under this provision shall be a material breach of Mortgagor's covenants under this Mortgage, the Notes, the Loan Agreement, and the other Relevant Documents, and the other documents, agreements, instruments or other writings entered into in connection herewith or in connection with the obligation secured hereby and shall, at the option of Mortgagee, constitute an Event of Default hereunder and thereunder entitling Mortgagee to all rights and remedies provided herein, therein, or by law in the event of an Event of Default under any of the terms and provisions hereof or of the Notes, of the Loan Agreement, or of the other Relevant Documents. Any security interest of a third person in any such furniture, furnishings, machinery, or equipment shall be subordinate to the lien of this Mortgage, any law or decision to the contrary notwithstanding.

                  B. From time to time, upon demand made by Mortgagee, Mortgagor shall, with fifteen (15) days following the date of any such demand, execute and deliver to Mortgagee a security agreement and financing and continuation statements, in form and substance satisfactory to Mortgagee, covering all of Mortgagor's right, title and interest in and to all furniture, furnishings, fixtures, and equipment then attached to, installed or located in or used in connection with the operation of any portion or all of the Subject Premises, the replacements and proceeds thereof. The cost of preparing and filing such financing and continuation statements and preparing such security agreements shall be paid by Mortgagor to Mortgagee upon demand, shall bear interest at the Default Rate until paid, and shall be secured by the lien hereof. Mortgagor hereby irrevocably consents to the making and filing of any and all continuation statements deemed necessary by Mortgagee. If Mortgagor shall fail for any reason to execute and deliver financing statements hereunder, Mortgagee may execute, deliver and file such financing statements and Mortgagor appoints Mortgagee as its attorney-in-fact for the purpose of executing, delivering and filing such financing statements. This power of attorney is coupled with an interest and is irrevocable. A carbon, photographic, or other reproduction of this Mortgage, or any financing statement relating hereto, shall be sufficient as a financing statement and may be filed in any public office as a financing statement.

         17.      FUTURE TAXES.

                  A. In the event of the passage after the date of this Mortgage of any law deducting from the value of the Subject Premises for the purposes of taxation any lien thereon or changing in any way the laws now in force for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes so as to affect this Mortgage, or if, at any time, the United States Government, or any other governmental subdivision, shall require state or federal documentary stamps hereon, or on the Notes, on the Loan Agreement, or on any of the other Relevant Documents (or if any of them shall be subject to any similar levy), the entire principal indebtedness and all other sums required to be paid by Mortgagor hereunder shall become due and payable at the option of Mortgagee thirty (30) days after the mailing of notice of such election to Mortgagor; provided, however, that exercise of that option shall be ineffective and this Mortgage, the Notes, the Loan Agreement, and other Relevant Documents shall be and remain in effect if Mortgagor lawfully may pay for such stamps or such tax including interest and penalties thereon to or for Mortgagee and does in fact pay, when due, for all such stamps or such tax, as the case may be.

                  B. No owner of the Subject Premises or holder of any lien subordinate to the lien of this Mortgage shall be entitled to any credit with respect to principal or interest of the debt hereby secured by reason of the payment of any tax on said Subject Premises, the obligation secured hereby, or the interest payable thereon.

                  C. In the event any Federal, state or local law, ordinance or regulation shall require the withholding by Mortgagor of any portion of the interest payable hereunder on account of any tax claims of any such governmental unit, Mortgagor shall be responsible for the payment of same but shall, nevertheless, make the payments to the Mortgagee in the full amount required hereunder without any deduction from the principal or interest payments for or on account of any such tax or interest and Mortgagee shall, and is hereby authorized to, upon receipt of such payments, set aside the required portion thereof in a special account for the payment of such withholding taxes and shall, when the same becomes due, pay the same over to the appropriate taxing authority. Mortgagor shall deliver to Mortgagee, at least thirty (30) days before each such payment shall become due, completed and executed tax returns to be filed with such payments.

         18. DECLARATION OF NO SET-OFF. At any time and from time to time, Mortgagor shall certify to such persons as Mortgagee may designate, by writing duly acknowledged, the amount of principal and interest then owing on this Mortgage and what, if any, offsets and defenses exist against the mortgage debt within three (3) days after written request to do so served upon it by mail, and shall cause all tenants of the Subject Premises to execute estoppel certificates declaring that they have no rights of set off and no defenses to their respective leases.

         19.      ENVIRONMENTAL REPRESENTATIONS, COVENANTS, AND INDEMNIFICATION.

                  A. Mortgagor hereby represents, warrants and covenants to Mortgagee that, except as disclosed in the Loan Agreement (including, without limitation, Schedule 4.19) and the Administrative Consent Order (the "ACO") entered into between the New Jersey Department of Environmental Protection and The Okonite Company ("Okonite") dated August 3, 1990 (under which Okonite is responsible to remediate the Subject Premises): (i) the following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Mortgagor: 2841; (ii) Mortgagor is in compliance with all applicable Environmental Laws (as hereinafter defined); (iii) there has been no contamination or release of hazardous substances, at, upon, under or within the Subject Premises or, to the best of Mortgagor's knowledge, at, upon, or within any other property owned, operated or leased by Mortgagor in New Jersey, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other property that has migrated or threatens to migrate to the Subject Premises or, to the best of Mortgagor's knowledge, to any other property owned, operated or leased by Mortgagor in New Jersey; (iv) there are not now and never have been above-ground or underground storage tanks at the Subject Premises or, to the best of Mortgagor's knowledge, at any other property owned, operated or leased by Mortgagor in New Jersey; (v) there are no transformers, capacitors, or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of applicable Environmental Law, at the Subject Premises or, to the best of Mortgagor's knowledge, at any other property owned, operated or leased by Mortgagor in New Jersey; (vi) other than materials used or produced, held, transported and disposed of in accordance with Environmental Laws, Mortgagor's operations at the Subject Premises, or at any other properties owned, operated or leased by Mortgagor in New Jersey have never been used by Mortgagor (or, to the best knowledge of Mortgagor after due inquiry, by any predecessor in possession or other Person as defined in the Loan Agreement) for treatment, generation, storage, recycling, or disposal of hazardous substances; (vii) no hazardous substances are present at the Subject Premises or, to the best of Mortgagor's knowledge, at any other property owned, operated or leased by Mortgagor in New Jersey, nor will any hazardous substances be present upon any such property or utilized in the operation thereof by Mortgagor except which are transported, used, stored, disposed of and otherwise handled in accordance with all Environmental Laws, in proper storage containers; (viii) all permits and authorizations required under Environmental Laws for all operations of Mortgagor at the Subject Premises or at any other properties owned, operated or leased by Mortgagor in New Jersey have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (ix) there are no pending or threatened Environmental Claims (as defined in the Loan Agreement) against Mortgagor or any property owned, operated or leased by Mortgagor in New Jersey; and Mortgagor has not created or caused any condition or occurrence with respect to any property owned, operated or leased by Mortgagor in New Jersey that could reasonably be anticipated (x) to form the basis of an Environmental Claim against Mortgagor or its properties or (y) to cause the Subject Premises or any other property owned, operated or leased by Mortgagor in New Jersey to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (x) no notice relating to hazardous substances is contained in any deed relating to Subject Premises and there are no facts or conditions on any such property that would require that such a notice be placed in the deed to any such property; and (xi) no portion of the Subject Premises or, to the best of Mortgagor's knowledge, any other property owned, operated or leased by Mortgagor in New Jersey, contains asbestos-containing material that is or threatens to become friable.

                  B. Subject to Okonite's primary responsibility to remediate the Subject Premises pursuant to the ACO, for all Hazardous Substances (as defined herein) at any time located on any of the Mortgagor's Real Property (defined as the Subject Premises together with any real property owned, leased, or operated by Mortgagor), Mortgagor shall take or cause to be taken, at Mortgagor's sole expense, all such actions as may be necessary to comply with all Environmental Requirements (as defined herein) including, without limitation, any actions necessary to restore the Subject Premises to its preexisting condition following the release of a Hazardous Substance. If Mortgagor shall fail to take all such actions, Mortgagee may make advances or payments towards performance or satisfaction of the same (but shall be under no obligation so to do) and all sums so advanced or paid, including all sums advanced or paid by Mortgagee in connection with any judicial or administrative investigation or proceedings relating thereto (including, but without limitation, reasonable attorneys' fees, fines or other penalty payments), shall be immediately repayable by Mortgagor and all sums so advanced or paid shall become a part of the Obligations (as hereinafter defined) secured by this Mortgage. Any failure of

Mortgagor to comply with all Environmental Requirements shall constitute and be an Event of Default hereunder.

                  C. Mortgagor hereby agrees that Mortgagor shall at all times hereafter at Mortgagor's sole cost and expense absolutely and unconditionally indemnify and hold Mortgagee, its parents, subsidiaries, successors, endorsees, and assigns, and any officer, director, shareholder, employee or agent of Mortgagee, harmless from and against all Damages (as defined herein); any failure of any of Mortgagor's Real Property to comply in all respects with the Environmental Requirements; or a breach by Mortgagor of any representation or covenant contained herein.

                  D. Mortgagor shall promptly after acquiring knowledge thereof give notice and a full description to Mortgagee in writing of (i) any governmental or regulatory actions instituted or threatened in writing under any Environmental Requirements affecting the Subject Premises or any indemnification hereunder including, without limitation, any notice of inspection, abatement or non-compliance, (ii) all claims made or threatened in writing by any third party against Mortgagor or the Subject Premises relating to any Hazardous Substance or a violation of any Environmental Requirements, and (iii) Mortgagor's discovery of any occurrence or condition on the Subject Premises or any real property adjoining or in the vicinity of the Subject Premises which could subject the Subject Premises to a claim under Environmental Requirements or to any restrictions on ownership, occupancy, transferability or use of the Subject Premises under any Environmental Requirements. Mortgagor shall deliver to Mortgagee any documentation or records regarding the above as Mortgagee may request.

                  E. The representations, covenants, and indemnification contained in this Paragraph 19 shall survive the occurrence of any event whatsoever including, but not limited to, the payment of the Obligations (as hereinafter defined) secured by this Mortgage.

                  F. For purposes of this Paragraph 19:

                           (1) "Damages" shall mean all liabilities, obligations, claims, demands, suits, controversies, actions, causes of action, orders, writs, and judgments including, without limitation, costs, expenses, attorneys' fees, consultants' fees, environmental cleanup costs, natural resources damage, fines, penalties, consequential damages, injury, death or other damages to person(s), personal or real property, and business enterprises, now or in the future, as determined by Mortgagee in its sole discretion, arising out of or relating to any environmental condition related to the Subject Premises including, but not limited to:

                                    (a)     any actual or threatened release of
                                            any Hazardous Substance (as defined
                                            herein);

                                    (b)     any violation of any federal, state
                                            or local environmental law that is
                                            caused, suffered, allowed or
                                            permitted by Mortgagor; or

                                    (c)     any other condition that may cause
                                            Mortgagee to sustain any damages,
                                            regardless of whether such
                                            environmental condition resulted
                                            from any act or omission of
                                            Mortgagor, Mortgagee, one or more
                                            third parties or some combination
                                            thereof including, but without
                                            limitation, any negligence of

                                            Mortgagee whether heretofore, now
                                            or hereafter existing or occurring.

                           (2) "Environmental Claim(s)" shall mean any claim, suit, notice, order, demand or other communication made by any Person to Mortgagor or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be contamination.

                           (3) "Environmental Law(s)" shall mean any Governmental Rule (as defined in the Loan Agreement) concerning protection or regulation of the discharge of substances into the environment, including but not limited to those concerning air emissions, water discharges and treatment, storage tanks, and the handling, generation, treatment, storage and disposal of waste materials, chemical substances, pollutants, contaminants, toxic substances, pathogens, radioactive materials or hazardous substances of any kind, whether solid, liquid or gaseous, including without limitation the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.,; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss.1801-1812; the Toxic
                                    Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.136 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300 et seq.; and each as amended and as now or hereinafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

                           (4) "Environmental Requirements" shall mean any and all applicable federal, state or local environmental laws, statutes, ordinances, regulations or standards, or administrative or court orders or decrees, or private agreements now or hereafter in effect including without limitation the New Jersey Industrial Site Recovery Act and the New Jersey Spill Compensation and Control Act as any or all of them may be amended, supplemented or modified subsequent to the date hereof.

                           (5)      "Governmental Authority" shall mean any:

                                    (a)     nation, state, government,
                                            jurisdiction or jurisdictional
                                            authority (domestic, foreign or
                                            international), any political
                                            subdivision thereof, and any
                                            governmental, quasi-governmental,
                                            judicial, public, statutory,
                                            administrative or regulatory body,
                                            agency, department, bureau,
                                            authority,
                                            court, commission, board, office,
                                            instrumentality, administrative
                                            tribunal or other entity of any of
                                            the foregoing and any official
                                            thereof; and

                                    (b)     any arbitrator, arbitration
                                            tribunal or other non-governmental
                                            entity which has jurisdiction over
                                            the Mortgagor.

                           (6) "Hazardous Substance(s)" shall mean and include any material or substance that contains:

                                    (a)     any "hazardous substance",
                                            "pollutant" or "contaminant" as
                                            defined in any applicable federal
                                            statute, law, rule or regulation
                                            now or hereafter in effect
                                            including without limitation,
                                            Sections 101(14) and (33) of the
                                            Comprehensive Environmental
                                            Response, Compensation and
                                            Liability Act (42 U.S.C. Section
                                            9601(14) and (33)) or 40 C.F.R.
                                            Part 302 or any amendment thereto
                                            or any replacement thereof or in
                                            any statute or regulation relating
                                            in any way to the environment,
                                            whether similar or dissimilar, now
                                            or hereafter in effect;

                                    (b)     any hazardous substance or
                                            hazardous waste as those terms are
                                            now or hereafter defined in any
                                            applicable state or local law, rule
                                            or regulation or in any statute or
                                            regulation relating in any way to
                                            the environment, whether similar or
                                            dissimilar, now or hereafter in
                                            effect;

                                    (c)     any substance subject to the
                                            Emergency Planning and Community
                                            Right-to-Know Act of 1986, 42
                                            U.S.C. Section 1001 et seq., or the
                                            regulations promulgated thereunder
                                            or in any amendment thereto or in
                                            any replacement thereof or in any
                                            similar federal or state statute or
                                            regulation now or hereafter in
                                            effect;

                                    (d)     any substance containing petroleum,
                                            as that term is defined in Section
                                            9001(8) of the Resource
                                            Conservation and Recovery Act, as
                                            amended (42 U.S.C. Section 6991(8))
                                            or 40 C.F.R. Section 280.1 or in
                                            any amendment thereto or any
                                            replacement thereof or in any
                                            similar federal or state statute or
                                            regulation now or hereafter in
                                            effect; or

                                    (e)     any other substance for which any
                                            federal, state or local
                                            governmental entity now or
                                            hereafter requires special handling
                                            in its use, transportation,
                                            accumulation, collection, storage,
                                            treatment or disposal.

                           (7)      "Person" shall mean any individual,
                                    partnership, corporation, association,
                                    trust, business trust, joint venture, joint stock company, limited liability company, limited liability partnership, limited partnership, unincorporated organization or enterprise or Governmental Authority.

                  G. The provisions of that certain Environmental Indemnity Agreement covering the Subject Premises (hereafter, the "Environmental Agreement"), dated the date hereof and executed and delivered by Mortgagor contemporaneously herewith, are incorporated herein by reference and, to the extent that any provisions of the Environmental Agreement impose or reference any obligations, liabilities, covenants, or grants any rights or remedies, as the case may be, that are different, inconsistent or conflict with the provisions of this Mortgage, the provisions that offer the Mortgagee the greatest protections, rights or remedies and/or impose the greatest obligations or liabilities upon the Mortgagor shall be deemed operative and controlling.

         20. INDEMNIFICATION. Mortgagor hereby irrevocably agrees to indemnify and save harmless Mortgagee from and against any and all loss or damage of whatsoever kind and from any suits, claims or demands, including without limitation, Mortgagee's legal fees and expenses, on account of any matter or thing arising out of this Mortgage or in connection herewith. This provision shall survive any foreclosure or cancellation of this Mortgage.

         21. INVALIDITY OF PROVISION.

                  A. If any promise or covenant of this Mortgage or the Notes, the Loan Agreement, or any of the other Relevant Documents is void or ineffective under the law, this Mortgage, the Notes, the Loan Agreement, and the other Relevant Documents shall remain in force and effect as if such promise or covenant had not been entered into or, at Mortgagee's option, the entire principal indebtedness and all other sums required to be paid by Mortgagor hereunder shall become immediately due and payable.

                  B. Notwithstanding any provision contained in this Mortgage, in the Notes, in the Loan Agreement, or in any of the other Relevant Documents, the total liability for payment of interest, or payment in the nature of interest, shall not exceed the limits now imposed by applicable usury laws, including the applicable choice of law rules, in the event of the acceleration of the Obligations (as hereinafter defined) hereby secured, the total charges for interest and in the nature of interest shall not exceed the maximum amount allowed by law, and any excess portion of such charges that may have been prepaid shall be refunded to the maker thereof. Such refund may be made by application of the amount involved against the sums then due hereunder, but such crediting shall not cure or waive the Event of Default occasioning acceleration. Mortgagor agrees that in determining whether or not any interest payable under this Mortgage exceeds the highest rate permitted by law, any non-principal payment, including without limitation late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty, rather than interest.

         22. REQUIRED NOTICES. In addition to any notice requirements contained elsewhere in this Mortgage, in the Notes, in the Loan Agreement, or in any of the other Relevant Documents, or in any document, agreement, instrument or other writing entered into in connection herewith or in connection with the obligations secured hereby Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

                  A. A fire or other casualty causing damage to the Subject Premises;

                  B. Receipt of notice of condemnation of the Subject Premises;

                  C. Receipt of notice from any government or quasi-governmental authority relating to the development, structure, use, or occupancy of the Subject Premises;

                  D. Substantial change in the occupancy of the Subject Premises; or

                  E. Commencement of any litigation affecting the Subject Premises.

         23. SECURITY FOR OBLIGATIONS. Notwithstanding anything to the contrary contained herein and even if the Notes referred to in this Mortgage be paid, this Mortgage is and shall continue to be collateral security for, and secure the payment, performance and observation of, any and all indebtedness, obligations and liabilities (hereinafter called "Obligations") of any kind, of Mortgagor to Mortgagee related to the Loans, whether now existing or hereafter arising, direct or indirect (including participation or interest of Mortgagee in Obligations of Mortgagor to others), acquired outright, conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, due or not, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all loan agreements, security agreements, documents instruments and writings evidencing any of the foregoing Obligations or under which any of the foregoing Obligations may have been issued, created, assumed or guaranteed or for which Mortgagor is surety or guarantor. Mortgagor waives any and all notice of the creation, or accrual of any of the said Obligations, or of any renewals or extensions thereof from time to time, or of the reliance by Mortgagee upon this Mortgage. The Obligations, and each of them, shall be deemed to have been created, contracted or incurred in reliance upon this Mortgage and all dealings between Mortgagor and Mortgagee to have been consummated in reliance upon this Mortgage.

         24. JOINT AND SEVERAL LIABILITY. If Mortgagor is more than one party, all parties executing this Mortgage shall be jointly and severally liable.

         25. GOVERNING LAW. The enforcement of this Mortgage, as it pertains to foreclosure, sale or other rights respecting the realization of the security referred to herein, shall be governed according to the laws of the state where the Subject Premises are located, but in all other respects, this Mortgage shall be construed in accordance with the laws of the State of New Jersey relating to contracts executed therein and to be performed therein if different.

         26. FORFEITURE. Mortgagor hereby further expressly represents and warrants to Mortgagee that there has not been committed by Mortgagor or, to the best of Mortgagor's knowledge by any other person involved with the Mortgaged Property, any act or omission affording the Federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of its obligations under the Notes or under any of the other Relevant Documents, and Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. In furtherance thereof, Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the warranties and representations set forth in the preceding sentence. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor, Mortgagee or all or any part of the Mortgaged Property under any Federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Notes or other Relevant Documents is a potential result shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

         27. JURISDICTION. Mortgagor consents to the exclusive jurisdiction of the state and federal courts of the State of New Jersey except for any action of foreclosure or an action to otherwise realize on the security hereof which actions shall be brought in such courts as have jurisdiction over the Subject Premises. Mortgagor consents to service of process by certified mail, return receipt requested. Nothing herein contained shall in any way prevent or preclude Mortgagee from bringing any one or more actions against Mortgagor in any jurisdiction in the United States or elsewhere.

         28. SERVICE OF PROCESS. Mortgagor irrevocably agrees to service of process by certified mail, return receipt requested, to its address set forth herein or such other address as Mortgagor may direct by notice to Mortgagee.

         29. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE EACH IRREVOCABLY WAIVES JURY TRIAL AND THE RIGHT THERETO IN ANY AND ALL DISPUTES INVOLVING MORTGAGOR OR MORTGAGEE OR MORTGAGOR'S OR MORTGAGEE'S PARENT, AFFILIATES OR RELATED ENTITIES OR ANY OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, ATTORNEY OR PARTNER OF ANY OF THEM, WHETHER HEREUNDER OR UNDER ANY OTHER AGREEMENTS, NOTES, PAPERS, INSTRUMENTS OR DOCUMENTS HERETOFORE OR HEREAFTER EXECUTED OR ANY OTHER CONTRACT WHETHER SIMILAR OR DISSIMILAR. THIS WAIVER SHALL BE DEEMED A COVENANT ENFORCEABLE INDEPENDENTLY OF ALL OTHER PROVISIONS OF THIS MORTGAGE.

         30. NOTICES. All notices and other communications relating to this Mortgage shall be in writing, and addressed as follows and sent by hand delivery, registered or certified mail, recognized overnight courier service or telecopier with confirmation of delivery:

                  If to Lender:             PNC Bank, National Association
                                            249 Fifth Avenue
                                            Pittsburgh, Pennsylvania 15222-2707
                                            Attention:  Thomas J. McCool,
                                            Senior Vice President

                  If to Borrower:           USA Detergents, Inc.
                                            1735 Jersey Avenue
                                            North Brunswick, New Jersey  08902
                                            Attention:  Richard Coslow, Chief
                                            Financial Officer

                  With a copy to:

                                            Sheldon Nussbaum, Esq.
                                            Fulbright & Jaworski, LLP
                                            666 Fifth Avenue
                                            New York, New York 10013

                  (The failure to transmit a copy of the notice to the foregoing shall not constitute defective notice to the Borrower.)

         or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice. All notices shall be deemed effective (i) upon receipt of same (whether by personal delivery or transmittal by facsimile/telecopier with confirmation thereof); or (ii) two (2) business days after deposit with an overnight courier; or (iii) three (3) business days if sent by registered or certified mail, postage prepaid, whichever is earlier.

         31. INTERPRETATION. Any act or agreement to be done or performed by the Mortgagor hereunder shall be construed as a covenant running with the land and shall be binding upon the heirs and assigns of Mortgagor as fully as if they had been parties signatory hereto as "Mortgagor". Any reference to "premises" or "Subject Premises" herein shall mean and include the real property described in Exhibit "A" hereto, all buildings and improvements now and hereafter erected or situate thereon, and the contents thereof which are subject to the lien hereof or to financing statements filed in connection with the Loans secured hereby or are necessary for the maintenance or operation of such buildings and improvements. Any reference in this Mortgage to the right of Mortgagee to recover attorney's fees shall permit Mortgagee to recover fees for both inside and outside counsel. The descriptive headings used herein are for convenience only and are not a part of this Mortgage and do not in any manner limit or amplify the terms and provisions hereof. Time shall be of the essence of this Mortgage. This Mortgage shall inure to the benefit of and be binding upon Mortgagee, its successors and assigns, and Mortgagor, and Mortgagor's heirs, executors, personal representatives, successors, and assigns. References to this Mortgage shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

         32. MORTGAGOR'S REPRESENTATIONS. Mortgagor warrants and represents that it possesses a good and marketable title to an indefeasible fee simple estate in the Subject Premises; that Mortgagor has full power and lawful authority to subject the Subject Premises to the lien of this Mortgage in the manner and form herein provided; that it shall be lawful for Mortgagee at all times to enter upon, hold, occupy and enjoy the Subject Premises and every part thereof; that the Subject Premises is free from all liens and encumbrances subject only to those title exceptions listed in the mortgagee title insurance policy approved by and issued to Mortgagee, insuring the priority of the lien of this Mortgage; that all information, reports, papers and data given to Mortgagee with respect to the Subject Premises or Mortgagor are accurate in all material respects; that no notice of taking by eminent domain or condemnation of any part of the Subject Premises has been received, and Mortgagor has no knowledge that any of such is contemplated; that the Subject Premises and the present use and occupancy thereof are in compliance with all applicable laws, rules, ordinances, statutes and regulations; and that no part of the Subject Premises is located in an area designated by any federal, state or local governmental entity as having a special flood hazard.

         33. ACTIONS OF MORTGAGEE. Mortgagee may, at any time and from time to time, without notice to, and without the consent of, any other person or entity (except for Mortgagor in the case of a modification of the terms of the Notes, this Mortgage, the Loan Agreement, or any of the other Relevant Documents): (a) extend the time of payment of the indebtedness secured hereby, (b) agree to modify the terms of the Notes, this Mortgage, the Loan Agreement, or any of the other Relevant Documents, including increasing payments of interest and principal, (c) release any person liable for payment of any indebtedness secured hereby or for performance of any obligation, (d) release all or any part of the security held for the indebtedness secured hereby or (e) exercise or refrain from exercising or waive any right Mortgagee may have. Mortgagee shall have such rights and may exercise them without affecting the lien or priority of this Mortgage upon the Subject Premises or any part thereof, and without affecting the liability of any Guarantor, notwithstanding the fact that Sureties, junior mortgages, judgments or other claims or encumbrances may be impaired, prejudiced or otherwise adversely affected thereby.

         34. NO WAIVER IMPLIED. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or the Notes shall not be deemed to be a waiver of any of the terms or provisions of the Mortgage or Notes, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them. Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the Notes, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Subject Premises and Mortgagee extending the time of payment or modifying the terms of the Mortgage or Notes without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

         35. LETTERS OF CREDIT. This Mortgage shall secure the applicant's and account party's obligations under any application, reimbursement agreement or other document (collectively the "LC Documents") executed in connection with any letter of credit (hereinafter an "LC"), irrespective of the applicant or account party thereunder, now or hereafter issued by Mortgagee at Mortgagor's, or a Guarantor's or their affiliate's request and relating in any way to the Subject Premises. In the event of a draw under any LC such draw shall constitute an Event of Default. The obligations under the LC Documents shall be a direct repayment obligation of the Mortgagor notwithstanding any non-recourse language contained in the Notes or this Mortgage if any. However the foregoing language shall in no way obligate Mortgagee to issue any LC.

         36. NON-MERGER. Mortgagor intends and agrees that this Mortgage shall NOT merge into any foreclosure or other judgment entered or recovered by Mortgagee against the Mortgagor under the Notes, the Loan Agreement, or any of the other Relevant Documents, or under or pursuant to any other Notes, document or instrument. Notwithstanding the recovery or entry of any such judgment against Mortgagor, all of the terms, provisions, covenants, undertakings and agreements of the Mortgagor whether under this Mortgage or under the Notes, the Loan Agreement, or any of the other Relevant Documents, or any other Notes, instrument, document or undertaking of the Mortgagor, whether relating thereto or not, shall remain in full force and effect and shall be enforceable strictly in accordance with their terms as fully as though no such judgment had been entered or recovered against the Mortgagor.

         37. CROSS-COLLATERALIZATION. All of the collateral for the Notes, the Loan Agreement, or any of the other Relevant Documents, shall serve as collateral for any and all other Loans from Mortgagee to Mortgagor and/or to any Guarantor or any affiliate of any of them now existing or which are hereinafter entered into and Mortgagor agrees that the collateral for any other such Loans shall serve as collateral for the Notes, Loan Agreement and the other Relevant Documents.

         38. RELEASE. Notwithstanding any inconsistent language in the Loan Agreement or any of the other Relevant Documents, provided no default occurs:
(i) in the payment of the interest due monthly under the Notes and such default continues for more than five (5) days after Mortgagee gives Mortgagor written notice of such default or (ii) in the payment of the principal of the Notes due on January 4, 1999, then, this Mortgage shall be discharged upon receipt by Mortgagee of the principal amount outstanding under the Bridge Note (as defined in the Loan Agreement), plus interest thereon and all reasonable costs and expenses in connection therewith (collectively, the "Release Amount") in good funds by certified or bank check made payable to Mortgagee or by wire transfer to an account provided by Mortgagee's letter of direction. In furtherance thereof, upon receipt of the Release Amount by the Mortgagee, the Mortgagee shall execute and deliver to Mortgagor such documentation as Mortgagor shall reasonably request in order to evidence and/or memorialize the release of the Subject Premises from the lien of this Mortgage.

         If a default occurs (i) in the payment of interest due monthly under the Notes and such default continues for more than five (5) days after Mortgagee gives Mortgagor written notice of such default or (ii) in the payment of the principal of the Notes due on January 4, 1999, this Mortgage shall be discharged upon receipt by Mortgagee of: (i) the Release Amount, plus (ii) all proceeds from the refinancing or sale of the Subject Premises (as described under Section 3.3 of the Loan Agreement) in excess of the Release Amount and the amount required to discharge the Second Mortgage (up to the amount of Mortgagee's third mortgage lien on the Subject Premises) in good funds by certified or bank check made payable to Mortgagee or by wire transfer to an account provided by Mortgagee's letter of direction. Upon receipt of the foregoing sums by the Mortgagee, the Mortgagee shall execute and deliver to Mortgagor such documentation as Mortgagor shall reasonably request in order to evidence and/or memorialize the release of the Subject Premises from the lien of this Mortgage.

         39. NEW GUARANTEE. Notwithstanding anything to the contrary contained in this Mortgage, the Loan Agreement and/or any other agreement between the Mortgagor and Mortgagee, if (i) any one or more of the guarantors under the Guarantee Agreement (the "New Guarantee"), dated the date hereof, executed jointly and severally by Mark Antebi, Daniel Bergman, Joseph Cohen, Uri Evan and Frederick Horowitz (collectively, the "Individual Guarantors"), shall fail to perform or observe any covenant, term or condition under the New Guarantee,
(ii) any other default shall occur under the New Guarantee, (iii) any one or more of the Individual Guarantors denies liability under the New Guarantee and/or (iv) the New Guarantee ceases to be effective for any reason whatsoever, then none of the foregoing, either collectively or individually, shall constitute any Event of Default under this Mortgage, any Event of Default under the Loan Agreement or any default or Event of Default under any other agreement between the Mortgagor and the Mortgagee.

         IN WITNESS WHEREOF, Mortgagor intending this to take effect as in instrument under seal has caused these presents to be executed the day and year first above written.

                                USA DETERGENTS, INC.,
                                A Delaware Corporation


                                By: /s/ Uri Evan                         (Seal)
                                   ______________________________________
                                Name:  Uri Evan
                                Title:    Chairman of the Board and
                                          Chief Executive Officer